Exhibit 99.1

Tops Holding LLC and Tops Markets II Corporation Announce
Exchange Offer and Consent Solicitation for
8.750%/9.500% Senior Notes due 2018 of Tops Holding II Corporation

Williamsville, NY, July 10, 2017 – Tops Holding LLC and Tops Markets II Corporation (the “Issuers”) today announced that they have commenced an offer to certain Eligible Holders (as defined below) of all outstanding 8.750%/9.500% Senior Notes due 2018 (the “HoldCo Notes”) issued by Tops Holding II Corporation (“Tops Holding II” or the “Parent”) for a combination of new 9.000% Senior Amortizing Notes due 2021 issued by the Issuers (the “OpCo Notes”) and cash consideration, upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated July 10, 2017 (the “Exchange Offer”).

The purpose of the Exchange Offer is to extend the maturity date of the HoldCo Notes. The table below summarizes certain economic terms of the Exchange Offer.

Principal Amount Outstanding	CUSIP No./ ISIN for HoldCo Notes	Composition of Total Exchange Consideration (1)(2)
		Early Tender Payment(3)	Opco Notes Component	Cash Component
$85,514,000	89078X AB3 / US89078XAB38	$50.00 in cash	$883.50	$66.50

(1)

Consideration per $1,000 principal amount of HoldCo Notes validly tendered (and not validly withdrawn) and accepted for exchange by the Issuers, subject to any rounding as described in the Confidential Offering Memorandum and Consent Solicitation Statement.

(2)

The Total Exchange Consideration (as defined below) will be paid in a combination of (a) a principal amount of OpCo Notes, (b) $66.50 in cash per $1,000 principal amount of HoldCo Notes and (c) an amount of cash equal to the Early Tender Payment  (as defined below)

(3)

Only Eligible Holders who validly tender (and do not validly withdraw) their HoldCo Notes prior to the Early Deadline (as defined below) will be eligible to receive the Early Tender Payment. Eligible Holders who validly tender (and do not validly withdraw) their HoldCo Notes after the Early Deadline but prior to the Expiration Time (as defined below) will only be eligible to receive the Exchange Consideration (as defined below), which does not include the Early Tender Payment.

Eligible Holders that validly tender and do not validly withdraw their HoldCo Notes in the Exchange Offer prior to 5:00 p.m., New York City time, on July 21, 2017 (the “Early Deadline”) will receive, per $1,000 principal amount of HoldCo Notes: (i) $883.50 in principal amount of OpCo Notes and (ii) $116.50 in cash (which cash consideration includes the “Early Tender Payment” of $50.00 in cash) (the “Total Exchange Consideration”).  For any HoldCo Notes validly tendered after the Early Deadline, Eligible Holders will receive per $1,000 principal amount of HoldCo Notes: (i) $883.50 in principal amount of OpCo Notes and (ii) $66.50 in cash (the “Exchange Consideration”).  Eligible Holders will also receive accrued and unpaid interest in cash on the exchanged HoldCo Notes through, but not including, the settlement date for the Exchange Offer.

The OpCo Notes will be senior unsecured obligations of the Issuers and guaranteed on a senior unsecured basis, jointly and severally, by each of Tops Holding LLC’s current subsidiaries (other than Tops Markets II Corporation and TM1, LLC) and certain of Tops Holding LLC’s future domestic subsidiaries. In addition, the OpCo Notes will be guaranteed by the Parent on a senior unsecured basis. The OpCo Notes will be subject to mandatory sinking fund payments prior to the maturity date for the OpCo Notes in the amounts of $13.0 million, $17.0 million and $20.0 million on September 15th of 2018, 2019 and 2020, respectively, and will mature on March 15, 2021.

In conjunction with the Exchange Offer, the Issuers, on behalf of Tops Holding II, are soliciting consents (the “Consent Solicitation”) to eliminate several of the restrictive covenants and events of default in the indenture governing the HoldCo Notes. Holders who validly tender their HoldCo Notes in the Exchange Offer will be deemed to have submitted consents pursuant to the Consent Solicitation. The Exchange Offer is subject to conditions, including a requirement, unless waived by the Issuers, that Eligible Holders representing at least 90% of the aggregate principal amount of HoldCo Notes tender their HoldCo Notes in the Exchange Offer.

Prior to launching the Exchange Offer, an Eligible Holder of the HoldCo Notes, which, together with certain of its affiliated funds, holds approximately 84.5% of the outstanding principal amount of the HoldCo Notes, has executed a support agreement with the Issuers pursuant to which it has agreed to tender all of its HoldCo Notes (and deliver corresponding consents) in the Exchange Offer.

The Exchange Offer will expire at 11:59 p.m., New York City time, on August 4, 2017 (unless extended) (the “Expiration Date”). Tendered HoldCo Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on July 21, 2017, but not thereafter.

Available Documents and Other Details

Documents relating to the Exchange Offer will only be distributed to holders of HoldCo Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws (“Eligible Holders”). Holders of HoldCo Notes who desire to complete an eligibility form should either visit the website for this purpose at http://www.dfking.com/tops or request instructions by sending an e-mail to tops@dfking.com or calling D. F. King & Co., Inc., the information agent for the Exchange Offer and Consent Solicitation, at (877) 478-5040 (U.S. Toll-free) or (212) 269-5550 (Collect).

The Opco Notes have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the Opco Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the Opco Notes are being offered and issued only (i) in the United States to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

The complete terms and conditions of the Exchange Offer are set forth in the informational documents relating to the Exchange Offer. The Offering Documents contain important information and should be read carefully before any decision is made with respect to the Exchange Offer. This press release is for informational purposes only and is neither an offer to sell or purchase, nor a solicitation of an offer to sell or purchase, the HoldCo Notes or the OpCo Notes. The Exchange Offer is only being made pursuant to the Confidential Offering Memorandum and Consent Solicitation Statement and the related letter of transmittal. The Exchange Offer is not being made to holders of HoldCo Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The information made available in this release includes forward-looking statements, which are generally statements about future events, plans, objectives and performance. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward looking statements.  Forward looking statements reflect our current expectations, based on currently available information, and are not guarantees.  Although we believe that the expectations reflected in such forward looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict.  Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

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